EXHIBIT 24

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Ormat Technologies, Inc., (the “Company”), hereby constitutes and appoints, Connie Stechman, Etty Rosner and Jessica Woelfel, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power to act, together or separately, each without the other, to:

1.         Complete and execute Forms 3, 4, 5 and 144 and Form ID (Uniform Application for Access Codes to File on EDGAR) and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company;

2.         Do and perform any and all acts for and on the behalf of the undersigned which may be necessary or desirable in order to complete and execute any such Form 3, 4, 5 or 144, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission, any securities exchange or national association or similar authority the Company and such other person or agency as the attorney-in-fact shall deem appropriate; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 23 day of March 2021.

/s/ Shimon Hatzir
Shimon Hatzir